UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 5, 2013, Chatham Lodging Trust (the "Company") completed the acquisition of the 160-room SpringHill Suites by Marriott Savannah Downtown/Historic District in Savannah, Georgia (the “Savannah Hotel”) for a total cash purchase price of $39.8 million, plus customary pro-rated amounts and closing costs, from NP OGL, LLC, a Georgia limited liability corporation. The Savannah Hotel will be managed by Island Hospitality Management ("IHM"), which is 90% owned by Jeffrey H. Fisher, the Company's Chairman, President and Chief Executive Officer, pursuant to a management agreement between the Company's taxable real estate investment trust subsidiary (“TRS”) and IHM.

The management agreement with IHM for the Savannah Hotel provides for base management fees equal to 3% of the hotel's gross room revenue, a revenue management fee equal to $1,000 per month and an accounting fee equal to $1,200 per month. The initial term of the management agreement is for five years, which will renew automatically for two successive five-year terms unless terminated by the TRS or IHM by written notice to the other party no later than 90 days prior to the term's expiration. The management agreement may be terminated for cause, including failure of the Savannah Hotel's operating performance to meet specified levels, or upon the sale of the hotel.

The Company funded the acquisition of the Savannah Hotel with available cash and with borrowings under the Company's senior secured revolving credit facility.

Item 7.01 Regulation FD Disclosure.
On December 5, 2013, the Company issued a press release announcing that it has acquired the Savannah Hotel. A copy of such press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements required by Item 9.01(b) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by Item 9.01 is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.
(d) Exhibits
Press Release dated December 5, 2013 (furnished pursuant to Item 7.01).

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

December 9, 2013	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 5, 2013 (furnished pursuant to Item 7.01)